Exhibit 10.5

SERIES 2020-SPIADVF1 GUARANTY

THIS SERIES 2020-SPIADVF1 GUARANTY, dated as of February 7, 2023 (including any schedule attached hereto and as amended, restated, supplemented and otherwise modified from time to time, this “Guaranty”), is executed by Private National Mortgage Acceptance Company, LLC (“VFN Guarantor”), a Delaware limited liability company, in favor of Goldman Sachs Bank USA, as Administrative Agent (the “Administrative Agent”) for the buyers party to the Series 2020-SPIADVF1 Repurchase Agreement referred to below.

RECITALS

A.            Pursuant to that certain Series 2020-SPIADVF1 Master Repurchase Agreement, dated as of February 7, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2020-SPIADVF1 Repurchase Agreement”), among the Administrative Agent, PennyMac Loan Services, LLC, as seller (“Seller”) and Goldman Sachs Bank USA, as buyer (together with its successors and assigns, “Buyer”), Buyer has agreed from time to time to enter into Transactions (as defined in the Series 2020-SPIADVF1 Repurchase Agreement) in which Seller agrees to transfer to Buyer a certain note (as more particularly described and defined in the Series 2020-SPIADVF1 Repurchase Agreement, the “Note”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller the Note at a date certain or on demand, against the transfer of funds by Seller.

B.            As of the date hereof, VFN Guarantor directly or indirectly owns 100% of the equity interests in Seller.

C.            VFN Guarantor will derive a substantial direct and indirect benefit from the Transactions entered into by Buyer under the Series 2020-SPIADVF1 Repurchase Agreement.

D.            It is a condition precedent to Buyer’s agreement to engage in the Transactions contemplated under the Series 2020-SPIADVF1 Repurchase Agreement that VFN Guarantor shall have executed and delivered this Guaranty to Buyer.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, VFN Guarantor hereby agrees as follows:

1.            Defined Terms.

(a)            Unless otherwise defined herein, terms defined in the Series 2020-SPIADVF1 Repurchase Agreement and used herein shall have the meanings given to them in the Series 2020-SPIADVF1 Repurchase Agreement.

“Guaranty Expenses” means 100% of the losses, damages, costs, expenses, liabilities, claims or other obligations incurred by any Buyer Party (including reasonable out-of-pocket attorneys’ fees and costs) associated with enforcing any rights with respect to, or collecting, any or all of any Guaranty Obligations and/or enforcing any rights with respect to, or collecting against, VFN Guarantor under this Guaranty.

“Guaranty Obligations” shall have the meaning set forth in Section 2(a) hereof.

“Buyer Parties” means the Administrative Agent and Buyer.

“Seller Delinquency Notice” means, upon the failure of the Seller to pay when due (taking into account any applicable notice and grace periods) any of its Obligations, a written notice sent by Administrative Agent to VFN Guarantor of such failure and the amount of the delinquent payment (the “Seller Delinquency Amount”).

“Termination Date” shall have the meaning set forth in Section 2(e) hereof.

(b)            The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty and section and paragraph references are to this Guaranty unless otherwise specified.

(c)            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.            Guaranty.

(a)            VFN Guarantor hereby unconditionally and irrevocably guarantees to the Buyer Parties and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Seller when due, whether at the stated maturity, by acceleration, demand or otherwise (or would otherwise be owing, due or payable under the Series 2020-SPIADVF1 Repurchase Agreement but for the commencement of any bankruptcy, insolvency or similar proceeding in respect of Seller) of the Obligations of Seller (the “Guaranty Obligations”), whether absolute or contingent. Without in any way limiting the foregoing, promptly upon receipt of a Seller Delinquency Notice (but in any event no later than one (1) Business Day following delivery of such Seller Delinquency Notice), VFN Guarantor shall pay the Seller Delinquency Amount specified therein. This is a guaranty of payment and performance, and not merely of collection. VFN Guarantor further agrees to pay promptly upon receipt of demand from Administrative Agent (but in any event no later than one (1) Business Day following delivery of such demand) all Guaranty Expenses, which may be paid or incurred by the Buyer Parties.

(b)           In no event shall any Buyer Party be obligated to take any action, obtain any judgment or file any claim prior to enforcing this Guaranty. The rights, powers, remedies and privileges provided in this Guaranty are cumulative and not exclusive of any rights, powers, remedies and privileges provided by any other agreement or by law.

(c)            No payment or payments made by Seller or any other Person (other than VFN Guarantor) or received or collected by any Buyer Party from Seller or any other Person (other than VFN Guarantor) by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranty Obligations shall be deemed to modify, release or otherwise affect the liability of VFN Guarantor hereunder.

(d)            VFN Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Buyer Party on account of its liability hereunder, it will promptly notify the Buyer Parties in writing that such payment is made under this Guaranty for such purpose.

(e)           VFN Guarantor agrees that this is an absolute, unconditional and continuing guaranty and that it shall remain liable under this Guaranty until the date on which all Guaranty Obligations and Guaranty Expenses are satisfied and paid in full and the Series 2020-SPIADVF1 Repurchase Agreement is terminated in accordance with the terms thereof (such date, the “Termination Date”), notwithstanding that from time to time prior thereto Seller may be free from any Obligations.

3.            Representations and Warranties of VFN Guarantor. VFN Guarantor hereby represents and warrants, as to itself on the date hereof and during the duration of this Guaranty, that:

(a)            VFN Guarantor is duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation and in each other jurisdiction in which the transaction of its business makes such qualification necessary, has the full legal power and authority and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and to carry on its business as currently or as proposed to be conducted. VFN Guarantor has the authority under its organizational documents and applicable law to enter into this Guaranty and to perform all acts contemplated hereby or in connection herewith. VFN Guarantor duly authorized, executed and delivered this Guaranty, all requisite or other corporate action having been taken, and this Guaranty is valid, binding and enforceable against VFN Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or other similar laws affecting the enforcement of creditor’s rights.

(b)            The execution, delivery and performance by VFN Guarantor of this Guaranty and the transactions contemplated hereby are within VFN Guarantor’s powers, have been duly authorized by all necessary action and do not constitute or will not result in a breach of any of the terms, conditions or provisions of the organizational documents of VFN Guarantor or result in a breach of any legal restriction or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which VFN Guarantor or any of its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which VFN Guarantor or its property is subject.

(c)            The execution and delivery of this Guaranty and the performance of VFN Guarantor’s obligations hereunder do not require any consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority, court or other Person.

(d)            There is no action, proceeding or investigation pending with respect to which VFN Guarantor has received service of process or, to the best VFN Guarantor’s knowledge threatened or affecting it or any of its property against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Guaranty, (B) seeking to prevent the consummation of any of the transactions contemplated by this Guaranty, (C) making a claim individually or in the aggregate in an amount greater than 5% of VFN Guarantor’s Adjusted Tangible Net Worth, (D) which requires filing with the SEC in accordance with the 1934 Act or any rules thereunder, (E) which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s or Guarantor’s business, or (F) which could be reasonably likely to have a Material Adverse Effect.

(e)            This Guaranty has not been entered into fraudulently by VFN Guarantor with the intent to hinder, delay or defraud any creditor or any Buyer Party.

(f)            VFN Guarantor is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have unreasonably small capital to engage in its business. VFN Guarantor does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.

(g)           VFN Guarantor is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and although there may be additional exclusions or exemptions available to VFN Guarantor, it will rely on Section 3(c)(5)(C) under the Investment Company Act for its exclusion from the definition of “investment company.”

(h)           VFN Guarantor has independently reviewed the Series 2020-SPIADVF1 Repurchase Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to any Buyer Party, VFN Guarantor is not in any manner relying upon the validity, enforceability, attachment or perfection of any Liens or security interests of any kind or nature granted by Seller or any other guarantor to any Buyer Party, now or at any time and from time to time in the future.

(i)            There are no facts or circumstances that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(j)            VFN Guarantor has a direct or indirect and substantial economic interest in Seller and expects to derive substantial benefits from the transactions of Seller under the Series 2020-SPIADVF1 Repurchase Agreement. VFN Guarantor is entering into this Guaranty for legitimate business purposes and reasonably believes that its guaranty of the Guaranty Obligations and the Guaranty Expenses is in its best interests.

(k)           (i) Except as could not reasonably be expected to result in a Material Adverse Effect, VFN Guarantor, its ERISA Affiliates, and each Plan are in compliance in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code of 1986, as amended (the “Code”), (ii) no Reportable Event has occurred with respect to any Plan, (iii) no Plan is considered to be an “at-risk” plan within the meaning of Section 430 of the Code or Section 303 of ERISA, (iv) VFN Guarantor, its Subsidiaries and their respective ERISA Affiliates do not provide any material medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA”), (v) VFN Guarantor and its Subsidiaries and their respective ERISA Affiliates have made all required contributions to each Plan, and to each Multiemployer Plan to which it is obligated to contribute, except as would not reasonably be expected to result in material liability to it, and (vi) no event or condition described in Section 4(d) has occurred or exists, other than an event or condition with respect to which notice has been provided in accordance with Section 4(d). None of the assets of VFN Guarantor or any of its Subsidiaries are “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(l)            The representations and warranties contained in Article III of the Series 2020-SPIADVF1 Repurchase Agreement, insofar as the representations and warranties contained therein are related to VFN Guarantor or its properties, are true and correct, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Series 2020-SPIADVF1 Repurchase Agreement to which reference is made in such representations and warranties, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section 3.

4.            Covenants of VFN Guarantor. VFN Guarantor hereby covenants and agrees, as to itself, that:

(a)           VFN Guarantor shall (i) preserve and maintain its legal existence, (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect and (iii) comply with its organizational documents where the failure to do so would have a Material Adverse Effect. VFN Guarantor shall maintain and preserve all of its governmental licenses, authorizations, consents and approvals necessary for Seller to conduct its business. VFN Guarantor will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities to which it is or may become subject.

(b)           VFN Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Series 2020-SPIADVF1 Repurchase Agreement (including Article VI of the Series 2020-SPIADVF1 Repurchase Agreement) which are applicable to VFN Guarantor or its properties, each such agreement, covenant and obligation contained in the Series 2020-SPIADVF1 Repurchase Agreement and all other terms of the Series 2020-SPIADVF1 Repurchase Agreement to which reference is made in each such agreement, covenant and obligation, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Section 4.

(c)           VFN Guarantor will promptly, and in any event within five (5) Business Days, give to the Buyer Parties notice of all litigation, actions, suits, arbitrations, investigations or other legal or arbitral proceedings affecting VFN Guarantor before any Governmental Authority that (i) questions or challenges the validity or enforceability of this Guaranty or any other Program Agreement, or (ii) seeks any determination or ruling that could reasonably be expected to have a Material Adverse Effect with respect to VFN Guarantor.

(d)            As soon as reasonably possible, and in any event within five (5) Business Days after VFN Guarantor has knowledge or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists (each, an “ERISA Event”), a statement signed by a senior financial officer of VFN Guarantor setting forth details respecting such event or condition and the action, if any, that VFN Guarantor or any of its Subsidiaries or ERISA Affiliates, as applicable, propose to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by VFN Guarantor or any of its Subsidiaries or ERISA Affiliates with respect to such event or condition):

(i)           any Reportable Event or failure to meet minimum funding standards with respect to a Plan; provided that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA with respect to a Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(c) of the Code or any request for a waiver under Section 412(c) of the Code for any Plan;

(ii)          the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by VFN Guarantor or its Subsidiaries or ERISA Affiliates;

(iii)         the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by VFN Guarantor or its Subsidiaries or ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv)         the complete or partial withdrawal from a Multiemployer Plan by VFN Guarantor or its Subsidiaries or ERISA Affiliates that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by VFN Guarantor or its Subsidiaries or ERISA Affiliates of notice from a Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v)          the institution of a proceeding by a fiduciary of any Multiemployer Plan against VFN Guarantor or its Subsidiaries or ERISA Affiliates to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) calendar days; and

(vi)         the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) and Section 436 of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part if VFN Guarantor or its Subsidiaries or ERISA Affiliates fails to timely make a contribution or provide security to such Plan in accordance with the provisions of said Sections.

5.             Right of Set-off. Each Buyer Party and each of their respective Affiliates are hereby irrevocably authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default and without notice to VFN Guarantor, any such notice being hereby waived by VFN Guarantor, to set off and appropriate and apply any and all monies and other property of VFN Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Buyer Party or any such Affiliates to or for the credit or the account of VFN Guarantor, or any part thereof in such amounts as such Buyer Party or any such Affiliate may elect, on account of VFN Guarantor’s Guaranty Obligations and liabilities hereunder and claims of every nature and description of the Buyer Parties against VFN Guarantor, in any currency, whether arising hereunder, under the Series 2020-SPIADVF1 Repurchase Agreement or otherwise, as such Buyer Party or any such Affiliate may elect, whether or not any Buyer Party or any such Affiliate has made any demand for payment and although VFN Guarantor’s Guaranty Obligations and liabilities and claims may be contingent or unmatured. The applicable Buyer Party or any such Affiliate shall notify VFN Guarantor promptly of any such set-off and the application made by such Buyer Party; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer Parties or any such Affiliate under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Buyer Party or any such Affiliate may have.

6.             No Subrogation. Notwithstanding any payment or payments made by VFN Guarantor hereunder or any set-off or application of funds of VFN Guarantor by any Buyer Party or any of their respective Affiliates, VFN Guarantor shall not be entitled to be subrogated to any of the rights of any Buyer Party against Seller or any collateral security or guarantee or right of offset held by any Buyer Party for the payment of VFN Guarantor’s Guaranty Obligations or Guaranty Expenses, nor shall VFN Guarantor seek or be entitled to seek any contribution, indemnity or reimbursement from the Seller in respect of payments made by VFN Guarantor hereunder, until the Termination Date. If any amount shall be paid to VFN Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and satisfied in full, such amount shall be held by VFN Guarantor in trust for the Buyer Parties, segregated from other funds of VFN Guarantor, and shall, forthwith upon receipt by VFN Guarantor, be turned over to the applicable Buyer Parties in the exact form received by VFN Guarantor (duly indorsed by VFN Guarantor to any such Buyer Parties, if required), to be applied against the Obligations or Guaranty Obligations, as applicable, whether matured or unmatured, in such order as the Buyer Parties may determine.

7.             Amendments, Etc. with Respect to the Obligations. VFN Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against VFN Guarantor and without notice to or further assent by VFN Guarantor, any demand for payment of any of the Obligations made by any Buyer Party to Seller may be rescinded by the applicable Buyer Parties and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, terminated, waived, surrendered or released by any Buyer Party, and the Series 2020-SPIADVF1 Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Buyer Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Buyer Party shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against VFN Guarantor, the Buyer Parties may, but shall be under no obligation to, make a similar demand on Seller, and any failure the Buyer Parties to make any such demand or to collect any payments from Seller or any release of Seller shall not relieve VFN Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer Parties against VFN Guarantor. For the purposes hereof “demand” shall include, without limitation, the commencement and continuance of any legal proceedings.

8.            Waiver of Rights. Except as otherwise expressly provided herein, VFN Guarantor waives any and all notice of any kind including, without limitation, notice of the creation, renewal, extension or accrual of any of the Guaranty Obligations, and notice of or proof of reliance by any Buyer Party upon this Guaranty or acceptance of this Guaranty; the Guaranty Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between Seller and VFN Guarantor, on the one hand, and each Buyer Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. VFN Guarantor waives diligence, presentment, protest, demand for payment or nonpayment to or upon Seller with respect to the Obligations or VFN Guarantor with respect to the Guaranty Obligations and the Guaranty Expenses. In addition, VFN Guarantor waives any requirement that any Buyer Party first exhaust any right, power, remedy or proceeding against Seller.

9.            Guaranty Absolute and Unconditional. VFN Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance of all Guaranty Obligations and Guaranty Expenses and not of their collectability only and is in no way conditioned upon any requirement that any Buyer Party first attempt to collect any of the Guaranty Obligations or Guaranty Expenses from Seller, without regard to (a) the validity, regularity or enforceability of the Series 2020-SPIADVF1 Repurchase Agreement or any other Program Agreement, any of the Guaranty Obligations or Guaranty Expenses therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Buyer Party, (b) any defense, set-off, deduction, abatement, recoupment, reduction or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against any Buyer Party, (c) the lack of authority of Seller to execute or deliver the Series 2020-SPIADVF1 Repurchase Agreement, (d) any change in the time, manner or place of payment of, or in any other term of, or amendment to the Series 2020-SPIADVF1 Repurchase Agreement, (e) the absence of any action to enforce the Series 2020-SPIADVF1 Repurchase Agreement, to recover any judgment against Seller or to enforce a judgment against Seller under the Series 2020-SPIADVF1 Repurchase Agreement, (f) the occurrence of any Event of Default under the Series 2020-SPIADVF1 Repurchase Agreement, (g) the existence of bankruptcy, insolvency, reorganization or similar proceedings involving Seller, (h) any impairment, taking, furnishing, exchange or release of, or failure to perfect or obtain protection of any security interest in, collateral securing the Series 2020-SPIADVF1 Repurchase Agreement, (i) any change in the laws, rules or regulations of any jurisdiction, (j) any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Seller under the Series 2020-SPIADVF1 Repurchase Agreement or of VFN Guarantor under this Guaranty, (k) the reorganization, merger or consolidation of Seller into or with any other corporation or entity, (1) if any payment made by Seller to any Buyer Party is held to constitute a preference under bankruptcy laws, or for any reason any Buyer Party is required to refund such payment or pay such amount to Seller, VFN Guarantor or any other Person or (m) any other circumstance whatsoever (with or without notice to or knowledge of Seller or VFN Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of VFN Guarantor from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against VFN Guarantor, the Buyer Parties may, but shall be under no obligation to, pursue (i) such rights, powers, privileges and remedies as it may have against Seller or any other Person or (ii) any right of offset with respect thereto, and any failure by any Buyer Party to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to exercise any such right of offset, or any release of Seller or any such other Person or right of offset, shall not relieve VFN Guarantor of any liability hereunder, and shall not impair or affect the rights, powers, privileges and remedies, whether express, implied or available as a matter of law or equity, of any Buyer Party against VFN Guarantor. This Guaranty shall be binding in accordance with and to the extent of its terms upon VFN Guarantor and its successors and assigns, and shall inure to the benefit of the Buyer Parties, and their successors, indorsees, transferees and assigns.

10.          Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranty Obligations or Guaranty Expenses is rescinded or must otherwise be restored or returned by any Buyer Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or VFN Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or VFN Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. It is the intention of VFN Guarantor that VFN Guarantor’s obligations hereunder shall not be discharged except by Seller’s or VFN Guarantor’s payment and performance of the Guaranty Obligations or Guaranty Expenses which are not so rescinded and then only to the extent of such payment and performance.

11.          Event of Default. If an Event of Default under the Series 2020-SPIADVF1 Repurchase Agreement shall have occurred and be continuing, VFN Guarantor agrees that, as between VFN Guarantor and the Buyer Parties, the Obligations may be declared to be due in accordance with the terms of the Series 2020-SPIADVF1 Repurchase Agreement for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against Seller and that, in the event of any such declaration (or attempted declaration), any Guaranty Obligations shall forthwith become due by VFN Guarantor, as applicable, for purposes of this Guaranty.

12.          Payments. VFN Guarantor hereby guarantees that payments hereunder will be paid to the Buyer Parties without deduction, abatement, recoupment, reduction, set-off or counterclaim, in U.S. Dollars to the Buyer Account.

13.          Notices. Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, messenger or otherwise to the address specified at the “Address for Notices” specified on the signature page in the case of VFN Guarantor, or in accordance with Section 10.05 of the Series 2020-SPIADVF1 Repurchase Agreement in the case of the Buyer Parties, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.          Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.          Integration. This Guaranty and the provisions of the other Program Agreements expressly referenced herein or therein represent the agreement of VFN Guarantor with respect to the subject matter hereof and thereof and there are no other promises or representations by any Buyer Party relative to the subject matter hereof or thereof not reflected herein or therein.

16.          Amendments in Writing; No Waiver; Cumulative Remedies.

(a)            None of the terms or provisions of this Guaranty may be amended, supplemented or otherwise modified except by a written instrument executed by VFN Guarantor and Administrative Agent; provided that any provision of this Guaranty may be waived in writing by Administrative Agent.

(b)            No Buyer Party shall be deemed by any act (except by a written instrument pursuant to this Section 16), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Buyer Party, any right, power, remedy or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, remedy or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a Buyer Party of any right, power, privilege or remedy hereunder on any one occasion shall not be construed as a bar to any right, power, privilege or remedy which any Buyer Party would otherwise have on any future occasion.

(c)            The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.          Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.          Successors and Assigns. This Guaranty shall be binding upon the successors and permitted assigns of VFN Guarantor and shall inure to the benefit of the Buyer Parties and their successors and assigns. This Guaranty may not be assigned by VFN Guarantor without the express written consent of Administrative Agent in its sole discretion and any attempt to assign or transfer this Guaranty without such consent shall be null and void and of no effect whatsoever.

19.          Governing Law; Jurisdiction.

(a)           THIS GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTY WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(a)           VFN GUARANTOR, AND THE BUYER PARTIES BY ACCEPTING THE BENEFITS HEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)            SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)          AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING;

(iv)          AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v)           WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.          Waivers. VFN GUARANTOR HEREBY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY ANY BUYER PARTY.

21.          Counterparts. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty. VFN Guarantor, and the Buyer Parties by accepting the benefits hereof, agree that this Guaranty, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Guaranty may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law.  Any document accepted, executed or agreed to in conformity with such laws will be binding on all VFN Guarantor, and the Buyer Parties by accepting the benefits hereof, to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers with appropriate document access tracking, electronic signature tracking and document retention as may be approved by the Administrative Agent in its sole discretion.

22.          Role of Administrative Agent. Pursuant to the Series 2020-SPIADVF1 Repurchase Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and on behalf of Buyer. All payments by VFN Guarantor pursuant to this Guaranty shall be made to the Administrative Agent for application as set forth in the Series 2020-SPIADVF1 Repurchase Agreement or, if there is no Administrative Agent, to Buyer for their ratable benefit. VFN Guarantor agrees that this Guaranty may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of Buyer as provided for in the Series 2020-SPIADVF1 Repurchase Agreement, and that Buyer shall not have any right individually to enforce or seek to enforce this Guaranty unless there is no Administrative Agent. The obligations of VFN Guarantor hereunder are independent of the Obligations, and a separate action or actions may be brought against VFN Guarantor whether or not action is brought against Seller and whether or not Seller is joined in any such action.

23.          Intent. VFN Guarantor (a) acknowledges that each of the Series 2020-SPIADVF1 Repurchase Agreement and each Transaction thereunder a “master netting agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, (b) intends and acknowledges that this Guaranty is “a security agreement or arrangement or other credit enhancement” that is “related to” and provided “in connection with” the Series 2020-SPIADVF1 Repurchase Agreement and each Transaction thereunder and is within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(xi) of the Bankruptcy Code and is, therefore, a “securities contract,” within the meaning of Section 555 under the Bankruptcy Code, and a “master netting agreement,” within the meaning of Section 561 under the Bankruptcy Code and (c) intends and acknowledges that any party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with the Series 2020-SPIADVF1 Repurchase Agreement and this Guaranty is in each case a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Guaranty as described in Sections 555 and 561 of the Bankruptcy Code.

[SIGNATURE PAGE(S) TO FOLLOW]

IN WITNESS WHEREOF, VFN Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

Address for Notices:

Private National Mortgage Acceptance Company, LLC
3043 Townsgate Road, Suite 300
Westlake Village, CA 91361
Attention: Pamela Marsh
Phone Number: (805) 330-6059
Email: pamela.marsh@pennymac.com; josh.smith@pennymac.com

Signature Page to Guaranty